UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2011
PMFG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2011, PMFG, Inc. (the “Company”) filed a Current Report on Form 8-K and issued a press release announcing that it has appointed Mr. Ronald L. McCrummen as Chief Financial Officer of the Company, effective as of April 25, 2011.
In connection with his appointment as Chief Financial Officer, Mr. McCrummen has entered into an employment agreement with the operating entity of the Company, Peerless Mfg. Co., effective as of April 25, 2011 (the “Employment Agreement”). The Employment Agreement is for a term of two years and provides for a base salary of $310,000. Under the Employment Agreement, Mr. McCrummen will also participate in the Company’s executive bonus plan and will be entitled to receive an annual bonus contingent upon the Company’s financial performance. It is anticipated that Mr. McCrummen will receive a grant of restricted stock equal to 100% of his base salary under the Company’s 2007 Stock Option Plan in early May 2011, which will vest in four equal, annual installments. In the event Mr. McCrummen is terminated without cause or in connection with a change in control of the Company, he will be entitled to receive severance compensation, as further described in the Employment Agreement.
The foregoing summary is qualified by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated April 25, 2011, between Peerless Mfg. Co. and Mr. Ronald L. McCrummen.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: April 25, 2011

4